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                                                                    Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement of GFSI Holdings, Inc. on Form S-4 (No. 333-38951) of our report dated August 22, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 22, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings, "Selected Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Kansas City, Missouri
December 12, 1997